Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-31354, 333-34702, 333-75645, 333-75649 and 333-50157 of Alkermes, Inc. on Form S-3 and Registration Statement Nos. 333-72988, 333-89573, 333-89575, 333-48768, 333-48772, 333-71011, 333-50357, 333-13283, 33-97468, 33-58330 and 33-44752 of Alkermes, Inc. on Form S-8 of our report dated May 15, 2002, appearing in this Annual Report on Form 10-K/A of Alkermes, Inc. for the year ended March 31, 2002.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 12, 2002